UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously disclosed, on August 20, 2025, Guess?, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Authentic Brands Group LLC (“Authentic”), Glow Holdco 1, Inc. (“Parent”), and Glow Merger Sub 1, Inc. (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a privately held company wholly owned by Parent (the “Merger”).
On October 27, 2025, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Merger expired. Completion of the Merger remains subject to receipt of regulatory approvals in other jurisdictions (certain of which remain pending), approval of the Merger Proposal (as defined in the Company’s definitive proxy statement (the “Proxy Statement”) filed on October 21, 2025 with the Securities and Exchange Commission (the “SEC”)) by the Company’s stockholders, completion of the Pre-Closing Restructuring (as defined in the Proxy Statement), and certain other customary closing conditions.
Additional Information and Where to Find It
This Form 8-K relates to the proposed Merger involving the Company and Authentic. In connection with the proposed Merger, the Company has filed relevant materials with the SEC, including the Proxy Statement. The Proxy Statement contains important information about the proposed Merger and related matters. The Company, affiliates of the Company, Authentic, Parent and Merger Sub also jointly filed a transaction statement on Schedule 13E-3 (as may be amended from time to time, the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Merger. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company has filed or may file with the SEC or has sent or may send to its stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS.
The Proxy Statement and Schedule 13E-3 were mailed to the Company’s stockholders on or about October 21, 2025, and other relevant materials will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders as they become available. The Company’s stockholders may obtain free copies of the Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3 and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.guess.com under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at IR@guess.com.
Participants in the Solicitation
The Company and its executive officers and directors and certain other members of management and employees and Authentic may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Information regarding the Company’s directors and executive officers, including their ownership of the Company’s common stock and a description of their interests in the Merger is contained in the Proxy Statement and may be contained in other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated:	October 31, 2025	By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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